Exhibit 99.1

Contact:	Chaka Patterson	FOR IMMEDIATE RELEASE
Investor Relations
312-394-7234

Kathleen Cantillon
Corporate Communications
312-394-2794

Exelon Announces First Quarter on Track;

Reaffirms Full-Year 2008 Earnings Guidance

CHICAGO (April 24, 2008) – Exelon Corporation’s (Exelon) first quarter 2008 consolidated earnings prepared in accordance with GAAP were $581 million, or $0.88 per diluted share, compared with earnings of $691 million, or $1.02 per share, in the first quarter of 2007.

Exelon’s adjusted (non-GAAP) operating earnings for the first quarter of 2008 were $620 million, or $0.93 per diluted share, compared with $722 million, or $1.07 per diluted share, for the same period in 2007. The lower level of earnings was primarily due to lower nuclear output at Exelon Generation Company, LLC (Generation) largely reflecting increased planned refueling outages, realized investment losses in connection with the implementation of a favorable tax law change, increased operating and maintenance expense, in part due to more nuclear refueling outages, and increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization at PECO Energy Company (PECO). First quarter 2007 results included a one-time favorable PJM Interconnection, LLC (PJM) billing settlement with PPL Electric. The year-over-year earnings decrease was partially offset by higher average margins on energy sales at Generation, increased transmission revenue as a result of Commonwealth Edison Company’s (ComEd) 2007 transmission rate case and a favorable impact of certain tax items.

“In the first quarter, we began five and completed four planned nuclear refueling outages, compared with beginning two and completing one in last year’s first quarter. As expected, the impact of these additional refueling outages resulted in lower first quarter earnings than last year. Exelon’s full-year 2008 earnings outlook remains on plan,” said John W. Rowe, Exelon’s chairman, president and CEO. “Year-to-date, our nuclear fleet operations continued industry-leading performance as the refuelings averaged less than 24 days per outage, substantially below the 2007 industry average of 41 days. In addition, ComEd is progressing in its pending rate case and PECO continues to work towards a successful transition to competitive markets in Pennsylvania.”

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Adjusted (non-GAAP) operating earnings for the first quarter of 2008 do not include the following items, representing an after-tax net loss of $39 million, or $0.05 per diluted share, that are included in reported GAAP earnings (all after tax):

•	Mark-to-market gains of $53 million, or $0.08 per diluted share, primarily from Generation’s economic hedging activities.

•	A charge of $50 million, or $0.07 per diluted share, for the costs associated with the Illinois electric rate settlement agreement.

•	Unrealized losses of $42 million, or $0.06 per diluted share, related to nuclear decommissioning trust fund investments.

Adjusted (non-GAAP) operating earnings for the first quarter of 2007 did not include the following items, representing an after-tax net loss of $31 million, or $0.05 per diluted share, that were included in reported GAAP earnings (all after tax):

•	Mark-to-market losses of $69 million, or $0.10 per diluted share, primarily from Generation’s economic hedging activities.

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Earnings of $24 million, or $0.03 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

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A gain of $9 million, or $0.01 per diluted share, related to the sale of Generation’s 49.5 percent ownership interests in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP), two generating facilities in Mexico.

•	A gain of $5 million, or $0.01 per diluted share, associated with the settlement of a tax matter at Generation related to its previous investment in Sithe Energies, Inc. (Sithe).

2008 Earnings Outlook

Exelon reaffirmed its adjusted (non-GAAP) operating earnings guidance range for 2008 of $4.00 to $4.40 per share. The outlook for 2008 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	mark-to-market adjustments from economic hedging activities

•	unrealized gains and losses from nuclear decommissioning trust fund investments

•	significant impairments of assets, including goodwill

•	significant changes in decommissioning obligation estimates

•	costs associated with the Illinois electric rate settlement agreement, including ComEd’s previously announced customer rate relief programs

•	costs associated with ComEd’s settlement with the City of Chicago

•	other unusual items

•	significant future changes to GAAP

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Giving consideration to these factors, Exelon estimates GAAP earnings in 2008 will fall in the range of $3.70 to $4.10 per share. Both Exelon’s operating earnings and GAAP earnings guidance are based on the assumption of normal weather.

First Quarter and Recent Highlights

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG Nuclear LLC, produced 32,935 GWhs in the first quarter of 2008, compared with 35,357 GWhs in the first quarter of 2007. The Exelon-operated nuclear plants achieved an 89.0 percent capacity factor for the first quarter of 2008 compared with 96.4 percent for the first quarter of 2007. The Exelon-operated nuclear plants completed four scheduled refueling outages and began a fifth in the first quarter of 2008 (104 days), compared with completing one refueling outage and beginning a second in the first quarter of 2007 (40 days). Total nuclear output was also negatively impacted by a higher number of non-refueling outage days, 26 days in the first quarter of 2008 versus 1 day in the first quarter of 2007 when Exelon-operated fleet production achieved its best quarter ever. In addition, nuclear output was negatively impacted by a higher number of refueling outage days at the co-owned Salem Generating Station, which began a scheduled refueling in both the first quarter of 2008 and in the first quarter of 2007.

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Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 74.0 percent in the first quarter of 2008 primarily reflecting outages at the Eddystone coal units, compared with 92.8 percent in the first quarter of 2007. The equivalent availability factor for the hydro facilities was unchanged at 99.1 percent in the first quarter of 2008 versus 2007.

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ComEd Distribution Rate Case: On October 17, 2007, ComEd filed a request with the Illinois Commerce Commission (ICC) seeking approval to increase its delivery service revenue requirement by approximately $360 million to reflect ComEd’s continued substantial investment in its delivery system. The rate case filing is based on a 2006 test year. If approved by the ICC, the total increase would raise the average ComEd residential customer total bill about 7.7 percent. The ICC proceedings will take place over a period of up to eleven months.

On March 12, 2008, ComEd filed rebuttal testimony that supported an adjusted revenue requirement increase of approximately $355 million. Various intervenors and the ICC Staff have filed testimony challenging the amount of the increase. The ICC Staff’s rebuttal testimony, filed on April 10, 2008, indicated that ComEd’s revenue increase should be approximately $269 million on an annual basis, primarily reflecting a stipulation reached with ComEd on several contested issues. The stipulation is also subject to approval by the ICC. On April 21, 2008, ComEd filed its surrebuttal testimony, which included the impacts of the stipulation and various other agreements. As part of the stipulation and if the ICC agrees, ComEd will incur a write-off of about $20 million pre-tax when the final order is issued. Hearings are scheduled during the period from April 28 to May 5, 2008. Based on typical rate cases, the Administrative Law Judges’ recommended order in the case is expected by July, with a final ICC order in September.

•	ComEd Energy Procurement Plan: On March 11, 2008, the ICC approved ComEd’s purchase of approximately 14 percent of its expected energy needs for the period June 1, 2008 through

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May 31, 2009, resulting from a request for proposal (RFP) process. Approximately 19 percent of ComEd’s expected energy load for this same time period has been hedged through the previously disclosed financial swap contract with Generation.

In August 2007, Illinois electric rate settlement legislation established a new competitive process to be used for procurement of electricity by Illinois utilities, replacing the reverse-auction bidding process approved in 2006. The energy supply contracts awarded as a result of the 2006 reverse-auction will remain in effect through their original terms, but as those contracts expire, the energy will be replaced with contracts awarded through the new process. For energy needs beginning June 2009, the Illinois Power Agency (IPA) will participate in the design of an electricity supply portfolio and will administer a competitive process for ComEd to procure its electricity supply resources identified in the supply portfolio plans, all with the oversight of the ICC.

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PECO Gas Distribution Rate Case: On March 31, 2008, PECO filed a petition before the Pennsylvania Public Utility Commission (PAPUC) for an approximate $98 million increase to its delivery service revenue to fund critical infrastructure improvement projects for its natural gas delivery system. The increase will also fund additional programs for low-income customers as well as energy efficiency enhancements. If approved, the average monthly residential bill would increase by approximately 10.8 percent. The PAPUC has a nine-month review process and any rate adjustment would likely be effective no later than January 2009.

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PECO Residential Real-Time Pricing Program: On March 14, 2008, PECO requested authorization from the PAPUC to begin phase one of a voluntary Residential Real-Time Pricing program. Available to up to 2,000 PECO customers, the program allows customers to view the day-ahead energy prices, learn about how they use energy, and potentially save money by reducing energy use during the highest cost hours of the day. The PAPUC is expected to rule on PECO’s filing in the third quarter of 2008. If approved, PECO then will begin soliciting customer volunteers to participate in the program.

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Value Return – Share Repurchase: On December 19, 2007, Exelon’s Board of Directors authorized a new share repurchase program of up to $500 million of Exelon’s outstanding common stock. This new program was in addition to the $1.25 billion share repurchase executed in September 2007 and to any further share repurchases that may be authorized by the board of directors later in 2008 based on availability of cash and other factors. On February 26, 2008, Exelon entered into an agreement with an investment bank to repurchase a total of $500 million of Exelon’s common shares under an accelerated share repurchase arrangement.

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Financing Activities: On January 16, 2008, ComEd issued $450 million of 6.45 percent First Mortgage Bonds due 2038. ComEd used the net proceeds from the sale of the bonds to refinance trust preferred securities and maturing First Mortgage Bonds.

On March 3, 2008, PECO issued $500 million of 5.35 percent First and Refunding Mortgage Bonds due 2018. The net proceeds of the bonds were used to refund commercial paper borrowings and for general corporate purposes.

On March 5, 2008, PECO issued $150 million of 4.00 percent First and Refunding Mortgage Bonds to secure tax-exempt pollution control bonds and notes issued to refinance three series of

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auction-rate, tax-exempt bonds on their most recent auction dates. The final series was retired on April 3, 2008.

On March 27, 2008, ComEd issued $700 million of 5.80 percent First Mortgage Bonds due 2018. The proceeds are being used to repay borrowings made under ComEd’s revolving credit facilities, to refinance the $120 million outstanding principal amount of its First Mortgage 8.00 percent Bonds, Series 83, which mature on May 15, 2008, and for general corporate purposes.

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Credit Rating Action: On March 19, 2008, Standard & Poor’s (S&P) upgraded ComEd’s senior unsecured debt rating to “BBB-” from “B+”. The unsecured debt rating upgrade is the result of a change in methodology by S&P. ComEd’s corporate credit rating (“BB”), senior secured debt rating (“BBB”) and outlook (positive) remain unchanged. Exelon’s, Generation’s and PECO’s ratings outlooks are stable.

OPERATING COMPANY RESULTS

Exelon Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

First quarter 2008 net income was $438 million compared with $560 million in the first quarter of 2007. First quarter 2008 net income included (all after tax) mark-to-market gains of $38 million from economic hedging activities, a charge of $47 million for the costs associated with the Illinois electric rate settlement and unrealized losses of $42 million related to nuclear decommissioning trust fund investments. First quarter 2007 net income included (all after tax) mark-to-market losses of $69 million from economic hedging activities, a gain of $9 million related to the sale of its investments in TEG and TEP and earnings of $5 million associated with the settlement of a tax matter related to its previous investment in Sithe. Excluding the impact of these items, Generation’s net income in the first quarter of 2008 decreased $126 million compared with the same quarter last year, primarily due to lower revenue, net of purchased power and fuel expense, realized investment losses associated with nuclear decommissioning trust funds in connection with the implementation of a favorable tax law change under the Energy Policy Act of 2005, and higher operating and maintenance costs associated with more planned nuclear refueling outages, continuing work on the license application submittal for a possible new nuclear plant in Texas, and inflationary and other cost pressures.

Generation’s revenue, net of purchased power and fuel expense, decreased by $96 million in the first quarter of 2008 compared with the first quarter of 2007 excluding the above-mentioned unusual items. The decrease in revenue, net of purchased power and fuel expense, was driven primarily by lower nuclear output reflecting increased refueling and non-refueling outage days and the favorable PJM billing settlement with PPL Electric in 2007, which more than offset higher average margins on energy sales. Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $38.77 per MWh in the first quarter of 2008 compared with $36.61 per MWh in the first quarter of 2007.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $41 million in the first quarter of 2008, compared with net income of $5 million in the first quarter of 2007. First quarter 2008 net income included an after-tax charge of $3

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million for the costs associated with the Illinois electric rate settlement. Excluding the impact of this item, ComEd’s net income in the first quarter of 2008 increased $39 million compared with the same quarter last year primarily due to increased transmission revenue as a result of ComEd’s 2007 transmission rate case including the impact of the Federal Energy Regulatory Commission approved formula rate, higher electric delivery volume, the impact of favorable weather and an Illinois distribution tax refund, partially offset by increased interest expense and higher operating and maintenance expense, which partially reflected increased labor costs and allowance for uncollectible accounts expense.

In the ComEd service territory in the first quarter of 2008, heating degree-days were up 9 percent relative to the same period in 2007 and were 7 percent above normal. ComEd’s total retail kWh deliveries increased 2.4 percent in 2008 as compared with 2007, with a 2.8 percent increase in deliveries to the residential customer class, largely due to colder weather. For ComEd, weather had a favorable after-tax impact of $7 million on first quarter 2008 earnings relative to 2007 and a favorable after-tax impact of $4 million relative to normal weather that was incorporated in earnings guidance. ComEd’s first quarter 2008 revenues were $1,440 million, down 3 percent from $1,490 million in 2007 primarily due to a decrease in the number of customers purchasing energy directly from ComEd, and the expiration of four wholesale energy contracts with municipalities.

The number of customers being served in the ComEd region increased by 1.1 percent over the first quarter of 2007, and weather-normalized kWh retail deliveries increased by 1.4 percent over the first quarter of 2007.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the first quarter of 2008 was $97 million, a decrease from $128 million in the first quarter of 2007. This decline was primarily due to the impact of unfavorable weather, higher operating and maintenance expense, which partially reflected increased allowance for uncollectible accounts expense, and higher CTC amortization, which was in accordance with PECO’s 1998 restructuring settlement with the PAPUC. As expected, the increase in amortization expense exceeded the increase in CTC revenues.

In the PECO service territory in the first quarter of 2008, heating degree-days were down 7 percent from 2007 and were 7 percent below normal. Retail gas deliveries were down 9 percent from the 2007 period. PECO’s total electric retail and residential kWh deliveries remained relatively level quarter over quarter. First quarter 2008 revenues were $1,476 million, down from $1,500 million in 2007, primarily due to the effects of unfavorable weather compared with 2007. For PECO, weather had an unfavorable after-tax impact of $14 million on first quarter 2008 earnings relative to 2007 and an unfavorable after-tax impact of $14 million relative to normal weather that was incorporated in earnings guidance.

The number of electric customers being served in the PECO region increased by 0.8 percent over the first quarter of 2007, with weather-normalized kWh growth of 1.8 percent over the first quarter of 2007.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and mark-to-market adjustments from

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economic hedging activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 6, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on April 24, 2008.

Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on April 24, 2008. The call-in number in the U.S. is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 41833059. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until May 8. The U.S. call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 41833059.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2007 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) Exelon’s First Quarter 2008 Quarterly Report on Form 10-Q (to be filed on April 24, 2008) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, and PECO Energy Company (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and $19 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to more than 480,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended March 31, 2008 and 2007	1

Business Segment Comparative Statements of Operations - Generation and ComEd - Three Months Ended March 31, 2008 and 2007	2

Business Segment Comparative Statements of Operations - PECO and Other - Three Months Ended March 31, 2008 and 2007	3

Consolidated Balance Sheets - March 31, 2008 and December 31, 2007	4

Consolidated Statements of Cash Flows - Three Months Ended March 31, 2008 and 2007	5

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended March 31, 2008 and 2007	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended March 31, 2008 and 2007	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three Months Ended March 31, 2008 and 2007	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three Months Ended March 31, 2008 and 2007	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three Months Ended March 31, 2008 and 2007	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three Months Ended March 31, 2008 and 2007	11

Exelon Generation Statistics - Three Months Ended March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007	12

ComEd Statistics - Three Months Ended March 31, 2008 and 2007	13

PECO Statistics - Three Months Ended March 31, 2008 and 2007	14

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended March 31, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,482	$1,440	$1,476	$(881)	$4,517

Operating expenses
Purchased power	564	841	572	(905)	1,072
Fuel	271	—	267	—	538
Operating and maintenance	785	249	168	(9)	1,193
Depreciation and amortization	70	111	205	12	398
Taxes other than income	53	69	66	5	193

Total operating expenses	1,743	1,270	1,278	(897)	3,394

Operating income	739	170	198	16	1,123

Other income and deductions
Interest expense, net	(36)	(105)	(59)	(21)	(221)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(3)	—	(5)
Other, net	(64)	4	4	(2)	(58)

Total other income and deductions	(100)	(103)	(58)	(23)	(284)

Income (loss) from continuing operations before income taxes	639	67	140	(7)	839

Income taxes	200	26	43	(11)	258

Income from continuing operations	439	41	97	4	581

Income (loss) from discontinued operations	(1)	—	—	1	—

Net income	$438	$41	$97	$5	$581

	Three Months Ended March 31, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,703	$1,490	$1,500	$(864)	$4,829

Operating expenses
Purchased power	594	968	544	(861)	1,245
Fuel	471	—	299	—	770
Operating and maintenance	639	244	148	27	1,058
Depreciation and amortization	67	107	185	10	369
Taxes other than income	41	80	71	4	196

Total operating expenses	1,812	1,399	1,247	(820)	3,638

Operating income (loss)	891	91	253	(44)	1,191

Other income and deductions
Interest expense, net	(35)	(83)	(62)	(33)	(213)
Equity in earnings (losses) of unconsolidated affiliates and investments	2	(2)	(2)	(24)	(26)
Other, net	32	2	5	24	63

Total other income and deductions	(1)	(83)	(59)	(33)	(176)

Income (loss) from continuing operations before income taxes	890	8	194	(77)	1,015

Income taxes	335	3	66	(70)	334

Income (loss) from continuing operations	555	5	128	(7)	681

Income from discontinued operations	5	—	—	5	10

Net income (loss)	$560	$5	$128	$(2)	$691

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended March 31,
	2008	2007	Variance
Operating revenues	$2,482	$2,703	$(221)

Operating expenses
Purchased power	564	594	(30)
Fuel	271	471	(200)
Operating and maintenance	785	639	146
Depreciation and amortization	70	67	3
Taxes other than income	53	41	12

Total operating expenses	1,743	1,812	(69)

Operating income	739	891	(152)

Other income and deductions
Interest expense, net	(36)	(35)	(1)
Equity in earnings of investments	—	2	(2)
Other, net	(64)	32	(96)

Total other income and deductions	(100)	(1)	(99)

Income from continuing operations before income taxes	639	890	(251)

Income taxes	200	335	(135)

Income from continuing operations	439	555	(116)

Income (loss) from discontinued operations	(1)	5	(6)

Net income	$438	$560	$(122)

	ComEd

	Three Months Ended March 31,
	2008	2007	Variance
Operating revenues	$1,440	$1,490	$(50)

Operating expenses
Purchased power	841	968	(127)
Operating and maintenance	249	244	5
Depreciation and amortization	111	107	4
Taxes other than income	69	80	(11)

Total operating expenses	1,270	1,399	(129)

Operating income	170	91	79

Other income and deductions
Interest expense, net	(105)	(83)	(22)
Equity in losses of unconsolidated affiliates	(2)	(2)	—
Other, net	4	2	2

Total other income and deductions	(103)	(83)	(20)

Income before income taxes	67	8	59

Income taxes	26	3	23

Net income	$41	$5	$36

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended March 31,
	2008	2007	Variance
Operating revenues	$1,476	$1,500	$(24)

Operating expenses
Purchased power	572	544	28
Fuel	267	299	(32)
Operating and maintenance	168	148	20
Depreciation and amortization	205	185	20
Taxes other than income	66	71	(5)

Total operating expenses	1,278	1,247	31

Operating income	198	253	(55)

Other income and deductions
Interest expense, net	(59)	(62)	3
Equity in losses of unconsolidated affiliates	(3)	(2)	(1)
Other, net	4	5	(1)

Total other income and deductions	(58)	(59)	1

Income before income taxes	140	194	(54)

Income taxes	43	66	(23)

Net income	$97	$128	$(31)

	Other (a)

	Three Months Ended March 31,
	2008	2007	Variance
Operating revenues	$(881)	$(864)	$(17)

Operating expenses
Purchased power	(905)	(861)	(44)
Operating and maintenance	(9)	27	(36)
Depreciation and amortization	12	10	2
Taxes other than income	5	4	1

Total operating expenses	(897)	(820)	(77)

Operating income (loss)	16	(44)	60

Other income and deductions
Interest expense, net	(21)	(33)	12
Equity in losses of unconsolidated affiliates and investments	—	(24)	24
Other, net	(2)	24	(26)

Total other income and deductions	(23)	(33)	10

Loss from continuing operations before income taxes	(7)	(77)	70

Income taxes	(11)	(70)	59

Income (loss) from continuing operations	4	(7)	11

Income from discontinued operations	1	5	(4)

Net income (loss)	$5	$(2)	$7

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	March 31, 2008	December 31, 2007
Current assets
Cash and cash equivalents	$162	$311
Restricted cash and investments	249	118
Accounts receivable, net
Customer	1,868	2,041
Other	529	611
Mark-to-market derivative assets	314	247
Inventories, net
Fossil fuel	175	252
Materials and supplies	481	471
Deferred income taxes	417	102
Other	645	427

Total current assets	4,840	4,580

Property, plant and equipment, net	24,737	24,153

Deferred debits and other assets
Regulatory assets	4,953	5,133
Nuclear decommissioning trust funds	6,511	6,823
Investments	717	731
Goodwill	2,625	2,625
Mark-to-market derivative assets	133	55
Other	1,332	1,261

Total deferred debits and other assets	16,271	16,628

Total assets	$45,848	$45,361

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$631	$616
Long-term debt due within one year	653	605
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	624	501
Accounts payable	1,308	1,450
Mark-to-market derivative liabilities	851	234
Accrued expenses	989	1,240
Other	655	983

Total current liabilities	5,711	5,629

Long-term debt	11,251	9,915
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	1,157	1,505
Long-term debt to other financing trusts	391	545

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,177	5,081
Asset retirement obligations	3,821	3,812
Pension obligations	721	777
Non-pension postretirement benefits obligations	1,749	1,717
Spent nuclear fuel obligation	1,004	997
Regulatory liabilities	3,138	3,301
Mark-to-market derivative liabilities	319	298
Other	1,489	1,560

Total deferred credits and other liabilities	17,418	17,543

Total liabilities	35,928	35,137

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,630	8,579
Treasury stock, at cost	(2,316)	(1,838)
Retained earnings	5,669	4,930
Accumulated other comprehensive loss, net	(2,150)	(1,534)

Total shareholders’ equity	9,833	10,137

Total liabilities and shareholders’ equity	$45,848	$45,361

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$581	$691
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	552	533
Deferred income taxes and amortization of investment tax credits	51	(75)
Net realized and unrealized mark-to-market transactions	(104)	116
Other non-cash operating activities	296	170
Changes in assets and liabilities:
Accounts receivable	181	(295)
Inventories	70	141
Accounts payable, accrued expenses and other current liabilities	(391)	(200)
Counterparty collateral asset	(206)	(101)
Counterparty collateral liability	45	(246)
Income taxes	(5)	319
Restricted cash	11	—
Pension and non-pension postretirement benefit contributions	(25)	(20)
Other assets and liabilities	(338)	(365)

Net cash flows provided by operating activities	718	668

Cash flows from investing activities
Capital expenditures	(897)	(672)
Proceeds from nuclear decommissioning trust fund sales	5,130	945
Investment in nuclear decommissioning trust funds	(5,195)	(1,007)
Proceeds from sale of investments	—	95
Change in restricted cash	(142)	9
Other investing activities	(1)	(29)

Net cash flows used in investing activities	(1,105)	(659)

Cash flows from financing activities
Issuance of long-term debt	1,781	460
Retirement of long-term debt	(417)	(179)
Retirement of long-term debt to financing affiliates	(381)	(264)
Change in short-term debt	15	331
Dividends paid on common stock	(330)	(296)
Proceeds from employee stock plans	44	98
Purchase of treasury stock	(436)	(37)
Purchase of forward contract in relation to certain treasury stock	(64)	—
Other financing activities	26	34

Net cash flows provided by financing activities	238	147

(Decrease) increase in cash and cash equivalents	(149)	156
Cash and cash equivalents at beginning of period	311	224

Cash and cash equivalents at end of period	$162	$380

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended March 31, 2008				Three Months Ended March 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,517	$73	(b)	$4,590	$4,829	$1	(c)	$4,830

Operating expenses
Purchased power	1,072	(75)	(c)	997	1,245	(161)	(c)	1,084
Fuel	538	163	(c)	701	770	46	(c)	816
Operating and maintenance	1,193	(4)	(b)	1,189	1,058	(33)	(e)	1,025
Depreciation and amortization	398	—		398	369	—		369
Taxes other than income	193	—		193	196	—		196

Total operating expenses	3,394	84		3,478	3,638	(148)		3,490

Operating income	1,123	(11)		1,112	1,191	149		1,340

Other income and deductions
Interest expense, net	(221)	—		(221)	(213)	2	(e)	(211)
Equity in losses of unconsolidated affiliates and investments	(5)	—		(5)	(26)	24	(e)	(2)
Other, net	(58)	70	(d)	12	63	(35)	(e),(f)	28

Total other income and deductions	(284)	70		(214)	(176)	(9)		(185)

Income from continuing operations before income taxes	839	59		898	1,015	140		1,155

Income taxes	258	20	(b),(c),(d)	278	334	104	(c),(e),(f)	438

Income from continuing operations	581	39		620	681	36		717

Income from discontinued operations	—	—		—	10	(5)	(g)	5

Net income	$581	$39		$620	$691	$31		$722

Earnings per average common share
Basic:
Income from continuing operations	$0.88	$0.06		$0.94	$1.01	$0.06		$1.07
Income from discontinued operations	—	—		—	0.01	(0.01)		—

Net income	$0.88	$0.06		$0.94	$1.02	$0.05		$1.07

Diluted:
Income from continuing operations	$0.88	$0.05		$0.93	$1.01	$0.06		$1.07
Income from discontinued operations	—	—		—	0.01	(0.01)		—

Net income	$0.88	$0.05		$0.93	$1.02	$0.05		$1.07

Average common shares outstanding
Basic	659			659	672			672
Diluted	664			664	677			677

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (b)		$0.07				$—
Mark-to-market impact of economic hedging activities (c)		(0.08)				0.10
Investments in synthetic fuel-producing facilities (d)		—				(0.03)
Unrealized gains and losses related to nuclear decommissioning trust funds (e)		0.06				—
Sale of Generation’s investments in TEG and TEP (f)		—				(0.01)
Settlement of a tax matter at Generation related to Sithe (g)		—				(0.01)

Total adjustments		$0.05				$0.05

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(d)	Adjustment to exclude the unrealized gains and losses associated with Generation’s nuclear decommissioning trust (NDT) fund investments.
(e)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(f)	Adjustment to exclude the gain related to the sale of Generation’s ownership interest in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP).
(g)	Adjustment to exclude the settlement of a tax matter at Generation related to Sithe Energies, Inc. (Sithe) in 2007.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Three Months Ended March 31, 2008 and 2007

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2007 GAAP Earnings (Loss)	$1.02	$560	$5	$128	$(2)	$691

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.10	69	—	—	—	69
Investments in Synthetic Fuel-Producing Facilities (1)	(0.03)	—	—	—	(24)	(24)
Gain from Sale of Generation’s investments in TEG and TEP	(0.01)	(9)	—	—	—	(9)
Settlement of a Tax Matter at Generation Related to Sithe	(0.01)	(5)	—	—	—	(5)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	1.07	615	5	128	(26)	722

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (2)	(0.06)	(40)	—	—	—	(40)
ComEd and PECO Energy Margins:
Weather	(0.01)	—	7	(14)	—	(7)
Other Energy Delivery (3)	0.07	—	41	8	—	49
PJM Settlement (4)	(0.04)	(20)	—	(7)	—	(27)
Bad Debt	(0.02)	—	(4)	(11)	—	(15)
Labor and Contracting (5)	(0.03)	(8)	(5)	(5)	—	(18)
Nuclear Plant Development Costs (6)	(0.01)	(7)	—	—	—	(7)
Planned Nuclear Refueling Outages (7)	(0.06)	(42)	—	—	—	(42)
Depreciation and Amortization (8)	(0.03)	(3)	(2)	(15)	—	(20)
Realized NDT Losses Related to a Tax Planning Strategy	(0.03)	(18)	—	—	—	(18)
Income Taxes (9)	0.05	20	(4)	6	16	38
Other (10)	0.01	(8)	6	7	—	5
Share Differential (11)	0.02	—	—	—	—	—

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	0.93	489	44	97	(10)	620

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.08	38	—	—	15	53
2007 Illinois Electric Rate Settlement	(0.07)	(47)	(3)	—	—	(50)
Unrealized Gains and Losses Related to NDT Fund Investments	(0.06)	(42)	—	—	—	(42)

2008 GAAP Earnings	$0.88	$438	$41	$97	$5	$581

(1)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(2)	Primarily reflects lower nuclear output as a result of scheduling more planned refueling outage days in Q1 2008 and an increase in unplanned outage days, partially offset by the contractual increase in prices associated with Generation’s power purchase agreement with PECO in 2007.
(3)	Primarily reflects increased transmission revenue as a result of ComEd’s 2007 transmission rate case, which became effective in May 2007 as a result of the impact of the Federal Energy Regulatory Commission (FERC) approved formula rate and higher electric delivery volume at ComEd and PECO (excluding the impact of weather).
(4)	Reflects the favorable PJM Interconnection, LLC billing settlement with PPL Electric approved by the FERC in 2007.
(5)	Primarily reflects labor-related inflation for the business segments and increased contracting costs at generating facilities.
(6)	Reflects the costs associated with the possible construction of a new nuclear plant in Texas.
(7)	Reflects increased operating and maintenance expense related to planned nuclear refueling outage costs, excluding Salem.
(8)	Primarily reflects increased depreciation and amortization primarily due to increased competitive transition charge amortization at PECO.
(9)	Primarily reflects the impact of state income tax anticipated settlements and the effects of changes in income mix.
(10)	Primarily reflects post rate freeze period transition expenses at ComEd in 2007 and decreased taxes other than income at ComEd and PECO, partially offset by increased refueling outage costs at Generation for Salem and increased interest expense at ComEd.
(11)	Reflects the impact on earnings per share due to a decrease in Exelon’s diluted common shares outstanding.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended March 31, 2008				Three Months Ended March 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,482	$73	(b)	$2,555	$2,703	$—		$2,703

Operating expenses
Purchased power	564	(100	)(c)	464	594	(161	)(c)	433
Fuel	271	163	(c)	434	471	46	(c)	517
Operating and maintenance	785	—		785	639	—		639
Depreciation and amortization	70	—		70	67	—		67
Taxes other than income	53	—		53	41	—		41

Total operating expenses	1,743	63		1,806	1,812	(115)		1,697

Operating income	739	10		749	891	115		1,006

Other income and deductions
Interest expense, net	(36)	—		(36)	(35)	—		(35)
Equity in earnings of investments	—	—		—	2	—		2
Other, net	(64)	70	(d)	6	32	(15	)(e)	17

Total other income and deductions	(100)	70		(30)	(1)	(15)		(16)

Income before income taxes	639	80		719	890	100		990

Income taxes	200	29	(b),(c),(d)	229	335	40	(c),(e)	375

Income from continuing operations	439	51		490	555	60		615

Income (loss) from discontinued operations	(1)	—		(1)	5	(5	)(f)	—

Net income	$438	$51		$489	$560	$55		$615

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude unrealized gains and losses associated with Generation’s NDT fund investments.
(e)	Reflects the increase in the gain related to the first quarter 2007 sale of Generation’s ownership interest in TEG and TEP.
(f)	Adjustment to exclude the settlement of a tax matter at Generation related to Sithe.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd

	Three Months Ended March 31, 2008				Three Months Ended March 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,440	$—		$1,440	$1,490	$—	$1,490

Operating expenses
Purchased power	841	—		841	968	—	968
Operating and maintenance	249	(4	)(b)	245	244	—	244
Depreciation and amortization	111	—		111	107	—	107
Taxes other than income	69	—		69	80	—	80

Total operating expenses	1,270	(4)		1,266	1,399	—	1,399

Operating income	170	4		174	91	—	91

Other income and deductions
Interest expense, net	(105)	—		(105)	(83)	—	(83)
Equity in losses of unconsolidated affiliates	(2)	—		(2)	(2)	—	(2)
Other, net	4	—		4	2	—	2

Total other income and deductions	(103)	—		(103)	(83)	—	(83)

Income before income taxes	67	4		71	8	—	8

Income taxes	26	1	(b)	27	3	—	3

Net income	$41	$3		$44	$5	$—	$5

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended March 31, 2008			Three Months Ended March 31, 2007
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,476	$—	$1,476	$1,500	$—	$1,500

Operating expenses
Purchased power	572	—	572	544	—	544
Fuel	267	—	267	299		299
Operating and maintenance	168	—	168	148	—	148
Depreciation and amortization	205	—	205	185	—	185
Taxes other than income	66	—	66	71	—	71

Total operating expenses	1,278	—	1,278	1,247	—	1,247

Operating income	198	—	198	253	—	253

Other income and deductions
Interest expense, net	(59)	—	(59)	(62)	—	(62)
Equity in losses of unconsolidated affiliates	(3)	—	(3)	(2)	—	(2)
Other, net	4	—	4	5	—	5

Total other income and deductions	(58)	—	(58)	(59)	—	(59)

Income before income taxes	140	—	140	194	—	194

Income taxes	43	—	43	66	—	66

Net income	$97	$—	$97	$128	$—	$128

(a)	Results reported in accordance with GAAP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other

	Three Months Ended March 31, 2008				Three Months Ended March 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(881)	$—		$(881)	$(864)	$—		$(864)

Operating expenses
Purchased power	(905)	25	(b)	(880)	(861)	—		(861)
Operating and maintenance	(9)	—		(9)	27	(33	)(c)	(6)
Depreciation and amortization	12	—		12	10	—		10
Taxes other than income	5	—		5	4	—		4

Total operating expenses	(897)	25		(872)	(820)	(33)		(853)

Operating income (loss)	16	(25)		(9)	(44)	33		(11)

Other income and deductions
Interest expense, net	(21)	—		(21)	(33)	2	(c)	(31)
Equity in losses of unconsolidated affiliates and investments	—	—		—	(24)	24	(c)	—
Other, net	(2)	—		(2)	24	(20	)(c)	4

Total other income and deductions	(23)	—		(23)	(33)	6		(27)

Loss from continuing operations before income taxes	(7)	(25)		(32)	(77)	39		(38)

Income taxes	(11)	(10	)(b)	(21)	(70)	63	(c)	(7)

Income (loss) from continuing operations	4	(15)		(11)	(7)	(24)		(31)

Income from discontinued operations	1	—		1	5	—		5

Net income (loss)	$5	$(15)		$(10)	$(2)	$(24)		$(26)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Supply (in GWhs)
Nuclear	32,935	34,296	36,356	34,350	35,357
Purchased Power - Generation	5,827	9,068	11,689	8,579	8,683
Fossil and Hydro	2,812	2,350	3,067	2,859	2,994

Power Team Supply	41,574	45,714	51,112	45,788	47,034

	Three Months Ended
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Electric Sales (in GWhs)
ComEd	6,092	5,362	6,628	5,146	5,926
PECO	10,112	9,957	11,374	9,732	10,279
Market and Retail	25,370	30,395	33,110	30,910	30,829

Total Electric Sales (a) (b)	41,574	45,714	51,112	45,788	47,034

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$63.20	$63.22	$64.57	$64.13	$64.12
PECO	48.75	49.31	51.96	51.07	46.70
Market and Retail	57.19	54.81	56.00	54.38	53.07
Total Electric Sales	56.02	54.60	56.21	54.77	53.07
Average Purchased Power and Fuel Cost (c) (d)	$17.25	$18.90	$23.61	$18.80	$16.46
Average Margin (d)	$38.77	$35.70	$32.60	$35.97	$36.61

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$68.53	$58.68	$63.34	$57.61	$59.82
NiHub	53.35	45.92	47.02	44.39	44.80

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 1,862 GWhs, 4,780 GWhs, 5,667 GWhs, 4,775 GWhs and 5,101 GWhs for the three months ended March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007, respectively.
(c)	Excludes the net impact of the $119 million pre-tax loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska and costs associated with the termination of the State Line PPA during the three months ended December 31, 2007.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the quarter.

EXELON CORPORATION

ComEd Statistics

Three Months Ended March 31, 2008 and 2007

	Electric Deliveries (in GWhs)					Revenue (in millions)
	2008		2007		% Change	2008		2007		% Change
Full Service (a)
Residential	7,288		7,089		2.8%	$761		$727		4.7%
Small Commercial & Industrial	3,801		4,611		(17.6%)	362		437		(17.2%)
Large Commercial & Industrial	311		737		(57.8%)	25		63		(60.3%)
Public Authorities	180		183		(1.6%)	16		17		(5.9%)

Total Full Service	11,580		12,620		(8.2%)	1,164		1,244		(6.4%)

Delivery Only (b)
Residential	(c	)	(c	)		(c	)	(c	)
Small Commercial & Industrial	4,575		3,495		30.9%	64		49		30.6%
Large Commercial & Industrial	6,924		6,423		7.8%	66		63		4.8%
Public Authorities & Electric Railroads	167		153		9.2%	1		1		0.0%

Total Delivery Only	11,666		10,071		15.8%	131		113		15.9%

Total Retail	23,246		22,691		2.4%	1,295		1,357		(4.6%)

Other Revenue (d)						145		133		9.0%

Total Revenues						$1,440		$1,490		(3.4%)

Purchased Power						$841		$968		(13.1%)

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	3,418	3,148	3,208
Cooling Degree-Days	—	6	—

(a)	Full service reflects deliveries to customers taking electric service under tariff rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.
(b)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge.
(c)	All ComEd customers have the choice to purchase electricity from a competitive electric generation supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of March 31, 2008, four competitive electric generation suppliers had been granted approval to serve residential customers in the ComEd service territory. Beginning in April 2008, one competitive electric generation supplier began supplying electricity to residential customers.
(d)	Other revenue includes transmission revenue from PJM, sales to municipalities, other wholesale energy sales and economic hedge derivative contracts.

EXELON CORPORATION

PECO Statistics

Three Months Ended March 31, 2008 and 2007

	Electric and Gas Deliveries			Revenue (in millions)
	2008	2007	% Change	2008	2007	% Change
Electric (in GWhs)
Full Service (a)
Residential	3,407	3,414	(0.2%)	$452	$449	0.7%
Small Commercial & Industrial	2,040	2,069	(1.4%)	240	239	0.4%
Large Commercial & Industrial	3,933	3,907	0.7%	339	329	3.0%
Public Authorities & Electric Railroads	234	232	0.9%	22	22	0.0%

Total Full Service	9,614	9,622	(0.1%)	1,053	1,039	1.3%

Delivery Only (b)
Residential	8	12	(33.3%)	1	1	0.0%
Small Commercial & Industrial	124	144	(13.9%)	6	7	(14.3%)
Large Commercial & Industrial	2	3	(33.3%)	—	—	0.0%

Total Delivery Only	134	159	(15.7%)	7	8	(12.5%)

Total Electric Retail	9,748	9,781	(0.3%)	1,060	1,047	1.2%

Other Revenue (c)				64	65	(1.5%)

Total Electric Revenue				1,124	1,112	1.1%

Gas (in mmcfs)
Retail Sales	26,347	28,968	(9.0%)	343	366	(6.3%)
Transportation and Other	8,193	7,049	16.2%	9	22	(59.1%)

Total Gas	34,540	36,017	(4.1%)	352	388	(9.3%)

Total Electric and Gas Revenues				$1,476	$1,500	(1.6%)

Purchased Power				$572	$544	5.1%
Fuel				267	299	(10.7%)

Total Purchased Power and Fuel				$839	$843	(0.5%)

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	2,322	2,505	2,510
Cooling Degree-Days	—	—	—

(a)	Full service reflects deliveries to customers taking electric service under tariff rates, which include the cost of electricity, the cost of transmission and distribution of the electricity and a CTC.
(b)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC.
(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.